                                                                   EXHIBIT 10.14

                           Purchase/Service Agreement

November 21, 2000



Peter Kent
CFO
Netscreen Technologies Inc.
350 Oakmead Parkway
Sunnyvale, CA 94085

Peter,

After review by our credit department, Avaya Financial Services is pleased to submit this proposal based on our understanding of your financial requirements. Any changes to these terms, conditions, and assumptions may alter the proposed financing.

Financial Options                   True Lease

Lessor                              Avaya Financial Services

Lessee                              Netscreen Technologies Inc.

Equipment Description               Definity Solution

Equipment Cost                      $475,899.37 plus applicable taxes.

TRUE LEASE OPTIONS
------------------

Thirty-six month FMV Lease*
---------------------------
* This is based on six (6) advance payments

Payments                          Rate factor                    Monthly payment
--------                          -----------                    ---------------
1-36                              .02949                         $14,036.12

Proposal Assumptions

Soft Costs                          Up to 25% of the total amount to be
                                    financed may be comprised of soft costs
                                    (i.e., installation, shipping, training, wire and software). Once the configuration is finalized, if the soft costs exceed 25%, the rate(s) quoted will be increased.

Anticipated Acceptance Data         12/21/00

Net Lease                           Maintenance, insurance, and all taxes
                                    (domestic and foreign as applicable) will be the responsibility of the Lessee.

Additions                           Financing of coterminous additions is
                                    available in minimum amounts of $1,000.00.
                                    Minimum term for additions is 12 months.

Netscreen Technologies Inc.                                               Page 2
November 21, 2000


Lease Termination                   True Lease Options Upon expiration of the
                                    initial term, at Lessee's option, Lessee, may: (1) purchase the equipment at the then existing Fair Market Value; (2) renew the lease at the then existing Fari Market
                                    Rental Value; or (3) return the equipment to the Lessor.

Proposal Expiration                 This proposal expires if not accepted within
                                    30 days after the date hereof. Rates quoted shall be firm if the lease is commenced within 90 days after written acceptance of this proposal.

Pricing Index                       If the lease is commenced more than 90 days
                                    after written acceptance of this proposal, and the initial term of the lease is: 36
                                    Months - and if the yield of the 2 year
                                    Treasury Note trading closest to par as
                                    stated in The Wall Street Journal on the commencement date is different by an amount greater than 25 basis points from today's
                                    (November 21, 2000) yield of 5.86%, or the implicit rate will be adjusted upward or downward in the amount equal to the difference between the two yields, and the amount of the periodic payments will be adjusted accordingly. However, no adjustment will be made if the adjustment to each payment is $5.00 or less.

Basis of Proposal                   This proposal should not be construed as a
                                    commitment by Avaya Financial Services. Such a commitment requires the execution of a mutually acceptable lease agreement and other related documents. The lease agreement and other related documents, not this proposal, will set forth the agreement between the parties.

If the general terms and conditions of this proposal are acceptable, please sign and return the enclosed copy designating the financial option and term desired.

Sincerely,



Robert R. Crumpley
Area Manager
Avaya Financial Services

                           Purchase/Service Agreement

-------------------
ONE-TIME INVOICE

         AVAYA INC.
         2300 CAMINO RAMON, STE 129
         SAN RAMON, CA 94583

         NETSCREEN TECHNOLOGIES, INC.
         350 OAKMEAD PKWY
         SUNNYVALE, CA 94085

                                                             ACCOUNT NUMBER:                            020-558-4162
                                                             INVOICE NUMBER:                              7721546970
        EQUIPMENT AT:                                        INVOICE DATE:                                11/20/2000
        NETSCREEN TECHNOLOGIES, INC.                         PROJECT CODE:
        350 OAKMEAD PKWY                                     BILLING INQUIRIES:                       (800) 331-3316
        SUNNYVALE, CA 94085                                  TO PLACE AN ORDER:                       (800) 331-3316
-----------------------------------------------------------------------------------------------------------------------
NEW CHARGES                 LEASE AND RENTAL:                                                $0.00
                            MONTHLY MAINTENANCE:                                             $0.00
                            PURCHASES:                                                       $0.00
                            PROGRESS PAYMENTS:                                         $230,021.76
                                     TOTAL NEW CHARGES:                                                 $230,021.76
                            FEDERAL EXCISE TAX:                                              $0.00
                            STATE AND LOCAL TAXES:                                           $0.00
                                     TOTAL TAXES ON NEW CHARGES:                                              $0.00
                                     TOTAL NEW CHARGES AND TAXES:                                       $230,021.76
-----------------------------------------------------------------------------------------------------------------------
BALANCE BROUGHT FORWARD
                            BALANCE AS OF LAST MONTH:                                        $0.00
                            ADDITIONAL BILLING:                                              $0.00
                            PAYMENTS RECEIVED:                                               $0.00
                            NET ADJUSTMENTS:                                                 $0.00
                                     BALANCE BROUGHT FORWARD:                                $0.00
-----------------------------------------------------------------------------------------------------------------------
REMITTANCE AMOUNT
                            TOTAL PAYABLE 50% AT CONTRACT SIGNING                                        $230,021.76
-----------------------------------------------------------------------------------------------------------------------
To insure proper credit, please detach this portion and return with remittance.

-----------------------------------------------------------------------------------------------------------------------
REMITTANCE DOCUMENT
NETSCREEN TECHNOLOGIES, INC.
350 OAKMEAD PKWY
SUNNYVALE, CA 94085

                                                             BRANCH OFFICE:
                                                             BILLING INQ:                             (800) 331-3316
        EQUIPMENT AT:                                        ACCOUNT NUMBER:                            020-558-4162
        NETSCREEN TECHNOLOGIES, INC.                         INVOICE NUMBER:                              7721546970
        350 OAKMEAD PKWY                                     INVOICE DATE:                                11/20/2000
        SUNNYVALE, CA 94085                                  AMOUNT DUE:                                 $230,021.76
                                                                                               ----------------------
                                                             AMOUNT ENCLOSED:
                                                                                               ----------------------


                           Purchase/Service Agreement

                CONTRACT 00205584162              ORDER 21546970                                    DATE 11/20/2000

                                                  CPS PROJECT CODE:  00SF1889

NETSCREEN TECHNOLOGIES INC.                       AVAYA INC.                                        AVAYA CONTRACT INFORMATION
350 OAKMEAD PKWY                                  2300 CAMINO RAMON                                 MICHELLE MCKENNA
SUNNYVALE             CA       94085              SAN RAMON               CA       94583            415-834-2920

TRANSACTION TYPE:     ___ PURCHASE     ___ PURCHASE-IN-PLACE     ___ POST WARRANTY SERVICE       ___ LICENSE FEE         PAGE 1 OF 5

                         PRICE
PRODUCT/SERVICE         ELEMENT    WARRANTY          POST WARRANTY         LIC.       PURCHASE PRICE/   INSTALLATION/ TOTAL MONTHLY
DESCRIPTION              CODE     TERM (MOS)    CVG*   TERM (YRS)   CVG*   FEE   QTY   LICENSE FEE      ONE-TIME CHG   SRV CHARGE
---------------        ---------  ----------    ----   ----------   ----   ---   ---  --------------    ------------  -------------
CC RS ELITE 0-50       1227-842       012        1        4         1              1     23072.00         1000.00          46.90
DEP. PC CNSL 10ER LIC  3900-201       012        3        1         3              1      1484.10          225.00          15.00
TRNSTLX CARR ASMBLY    3204-CR3       012        1        5         1              1       143.50           25.00           6.44
TRANS DCP PKT PHONE    3229-W1D       012        1        5         1              2      1586.20          200.00          15.64
DEF RB LIC DSA R1.5    1336-DAS       003        1        1         1        X     1         0.00          100.00          25.00
TELSET 6408D+ ENG GR   3304-8UG       012        1        5         1            224     52606.40        10080.00           0.00
TELSET 6416D+ ENG G    3306-MUG       012        1        5         1             36     11410.56         1620.00           0.00
R6CSI SYS SFW [GREATER
  THAN] 500 PT         1272-CS3       012        1        5         1        X     2      8034.00            0.00           0.00
PRT SENS SFW 101-500   1272-CS8       012        1        5         1        X     4      9888.00            0.00           0.00
                                                                                      -----------       ---------      ------------
TOTAL                                                                                   108224.76        13250.00         108.08
SUBTOTAL FROM ATTACHED (4) PAGE(S)                                                      258293.30        77512.08        3026.85
ESTIMATED SHIPPING CHARGES                                                                                2763.39
                                                                                      -----------       ---------      ------------
GRAND TOTAL                                                                             366518.06        93525.47        3134.83

ALL PRICES AND RATES ABOVE ARE EXCLUSIVE OF SALES/USE TAXES
-----------------------------------------------------------

*WARRANTY/POST WARRANTY COVERAGE:                                                              PROGRESS PAYMENT SCHEDULE*
                                                                                    ---------------------------------------------
BUSINESS DAY                (1)     8:00AM-8:00PM; MON-FRI.      (6)                  $ 230021.76        CONTRACT SIGNING
AROUND-THE-CLOCK            (2)     9:00AM-9:00PM; MON-FRI.      (7)                         0.00             /  /
MAINTENANCE EXPIRES         (3)     8:00AM-MIDNIGHT; MON-SAT.    (8)                         0.00             /  /
CUSTOMER INVENTORY MGMT     (4)     CUSTOMER ON-SITE EXCHANGE    (9)                         0.00             /  /
7:00AM-7:00 PM; MON-FRI.    (5)     AVAYA ON-SITE EXCHANGE      (10)                         0.00             /  /
-------------------------------     --------------------------------
                                                                                           BALANCE AS INVOICED UPON INSTALLATION
                                                                                                          COMPLETION

CUSTOMER CONTRACT RETURN DATE:              11/22/00
CHANGE CONTROL DATE (CCD):                  T/B/D
DELIVERY DATE:                              T/B/D
IN SERVICE DATE:                            T/B/D
SERVICE COMMENCEMENT DATE:                  T/B/D

EQUIPMENT LOCATION                                                     AVAYA INC.
330 OAKMEAD PKWY                                                       AUTHORIZED SIGNATURE
SUNNYVALE             CA       94085

NETSCREEN TECHNOLOGIES INC.                                            TYPED NAME       MARCY PAUL
AUTHORIZED CUSTOMER SIGNATURE                                          TITLE            SALES MANAGER

                                                                       ADDRESS
                                                                       2300 CAMINO RAMON

TYPED NAME                                                             CITY             STATE             ZIP CODE
TITLE                                                                  SAN RAMON          CA              94583

DATE                                                                   DATE

--------------------------------------------------------------------------------
YOUR SIGNATURE ACKNOWLEDGES THAT YOU HAVE READ AND UNDERSTAND THE TERMS AND CONDITIONS ATTACHED TO THIS AGREEMENT AND THESE TERMS AND CONDITIONS APPLY TO THIS ORDER AND ANY SUBSEQUENT ORDERS ACCEPTED BY AVAYA. YOUR SIGNATURE ACKNOWLEDGES AUTHORIZATION FOR AVAYA TO REQUEST CREDIT INFORMATION FROM ANY CREDIT REPORTING AGENCY OR SOURCE.
--------------------------------------------------------------------------------
REMARKS                    SEE    (4)  ADDITIONAL PAGE(S)

                           Purchase/Service Agreement


                CONTRACT 00205584162              ORDER 21546970                                    DATE 11/20/2000

                                                  CPS PROJECT CODE:  00SF1889

NETSCREEN TECHNOLOGIES INC.                       AVAYA INC.                                        AVAYA CONTRACT INFORMATION
350 OAKMEAD PKWY                                  2300 CAMINO RAMON                                 MICHELLE MCKENNA
SUNNYVALE             CA       94085              SAN RAMON               CA       94583            415-834-2920

TRANSACTION TYPE:     ___ PURCHASE     ___ PURCHASE-IN-PLACE     ___ POST WARRANTY SERVICE       ___ LICENSE FEE         PAGE 2 OF 5

                         PRICE
PRODUCT/SERVICE         ELEMENT    WARRANTY          POST WARRANTY         LIC.       PURCHASE PRICE/   INSTALLATION/ TOTAL MONTHLY
DESCRIPTION              CODE     TERM (MOS)    CVG*   TERM (YRS)   CVG*   FEE   QTY   LICENSE FEE      ONE-TIME CHG   SRV CHARGE
---------------        ---------  ----------    ----   ----------   ----   ---   ---  --------------    ------------  -------------
ISDN-PRI SFTW          1272-PR2       012        1        5         1        X     6      8352.00          220.50           0.00
ISDN PRI/100PT [LESS
  THAN] 500PT          1272-PRI       012        1        5         1        X     1      1245.00          404.25           0.00
RSI BASIC SFTW RTG     1272-SI8       012        1                           X     1      9000.00          630.00           0.00
ECS TELCONTG RTU       1272-TM3       012        1        5         1        X     1      1200.00          210.00           0.00
DEFIP SOFTPEN CD-ROM   1888-001       001        1                                 1        30.00            0.00           0.00
DEF 468IESCC PPN MOD   6300-146       012        1        5         1              1      8700.00         3360.00           0.00
DEF PPM SW & TERM      6300-STM       012        1        5         1            456         0.00            0.00        1299.60
CO TRUNK INTERFACE       63115        012        1        5         1              1      1205.40           89.25           0.00
AUX TRX INTF CP          63118        012        1        5         1              1       809.40           89.25           0.00
ANNOUNCEMENT BOARD       63141        012        1        5         1              1      3893.40          162.75           0.00
UNIVERSAL COUPLER        63150        012        1        5         1              1       188.40          110.25           0.00
120A1 CSU MODULE         63185        012        1        5         1              3      2966.40          299.25           0.00
SWRM SNEAK FUSE          63210        012        1        5         1              1       231.60          138.60           0.00
SWRM AUXILIARY FIELD     63213        012        1        5         1              1       216.60           42.00           0.00
SWRM 1PR JUMPER WIRE     63214        012        1        5         1              1        12.60            0.00           0.00
SWRM 2PR JUMPER WIRE     63215        012        1        5         1              1        27.60            0.00           0.00
C-LAN W/SYNCH LINKS      63232        012        1        5         1              1       750.00          160.00           0.00
CABLE BLACK MANAGER      63302        012        1        5         1              1       123.60          162.75           0.00
DS1 INTFC FOR PRI        63316        012        1        5         1              2      5926.80          262.50           0.00
DS1 INTFC FOR PRI       63316M        012        1        5         1              1         0.00            0.00           0.00
CALL CLASSIFIER PACK     63532        012        1        5         1              1      1149.60          110.25           0.00
DEF R6 SCC PORT CAB      63751        012        1        5         1              1      3090.00         1286.25           0.00
110 XCONN W/10 CBL       63858        012        1        5         1              3      1049.40          315.00           0.00
TM2224 24PT 2WR DCP      63869        012        1        5         1             11     39732.00         1443.75           0.00
TM2224 24PT 2WR DCP     63869M        012        1        5         1              2         0.00            0.00           0.00
4 MEGABIT FLASH CD       63876        012        1        5         1              1       494.40            0.00           0.00
                                                                                      -----------       ---------      ------------
SUBTOTAL                                                                                 90394.20         9496.60        1299.60

                           Purchase/Service Agreement


                CONTRACT 00205584162              ORDER 21546970                                    DATE 11/20/2000

                                                  CPS PROJECT CODE:  00SF1889

NETSCREEN TECHNOLOGIES INC.                       AVAYA INC.                                        AVAYA CONTRACT INFORMATION
350 OAKMEAD PKWY                                  2300 CAMINO RAMON                                 MICHELLE MCKENNA
SUNNYVALE             CA       94085              SAN RAMON               CA       94583            415-834-2920

TRANSACTION TYPE:     ___ PURCHASE     ___ PURCHASE-IN-PLACE     ___ POST WARRANTY SERVICE       ___ LICENSE FEE         PAGE 3 OF 5

                         PRICE
PRODUCT/SERVICE         ELEMENT    WARRANTY          POST WARRANTY         LIC.       PURCHASE PRICE/   INSTALLATION/ TOTAL MONTHLY
DESCRIPTION              CODE     TERM (MOS)    CVG*   TERM (YRS)   CVG*   FEE   QTY   LICENSE FEE      ONE-TIME CHG   SRV CHARGE
---------------        ---------  ----------    ----   ----------   ----   ---   ---  --------------    ------------  -------------
81 LOOPBACK JACK         63878        012        1        5         1              3       223.20           31.50           0.00
MALOG LINE 24 PORT       63890        012        1        5         1              2      7174.80          262.50           0.00
MERGENCY TRNSFR PNL      65262        012        1        1         1              2       957.60          672.00           0.00
RI IBDN LINE             65512        012        1        5         1              1      3213.60           99.25           0.00
ACILITY TEST BOARD       65524        012        1        5         1              1      1020.00          162.75           0.00
ALLMASTER V TERM       3179-500       012        1        5         1             39     16243.50         2340.00          89.70
B ADMIN DOC              63886        000        1                                 2         0.00            0.00           0.00
B MAINT & INSTL DOC      63887        000        1                                 1         0.00            0.00           0.00
R RTO ACT W/100        1253-DAT       012        1        1         1        X     1         0.00            0.00           0.00
PARALLEL PRINTER       6951-417       012        1        1         1              1       429.60           50.00           0.00
306 PAR INTERFACE        69641        012        1                                 1        30.00           10.00           0.00
MOP VS ANAL BDL 6P     7024-802       012        1        4         1              1     30770.60         2637.48         404.80
ITSTR  PANEL ASSEMBLY    70336        012        1        4         1              1       180.60           15.00           2.76
ITHER PCI LAN BD         70561        012        1        4         1              1       525.00          150.00          23.00
CVCS T/R CARD            71802        012        1        4         1              2      4620.00          396.00          60.72
I8 ANALOG RTO & PT     1322-161       012        1                                 2      3290.00          282.00           0.00
IRACLE SRV ENTP EDIT   1322-171       012        3        4         3              1      2240.00          168.00          32.20
COVERSANT VS ADM CD    1477-007       001        3                                 1      1025.00            0.00           0.00
IRACLE DOCS PAPER        70998        000        3                                 1       360.50            0.00           0.00
JUST DOC SET-PAPER       71247        012        1                                 1       360.50            0.00           0.00
CONVERSANT             X600-CON       012        1        5         1              2         0.00            0.00           0.00
CA VLCTY M4D 600X18    7070-d42       012        1        5         1              1     57000.00         8728.00         496.00
CNTFAX ADMIN/TEST      0360-FAX       000        1                                 1         0.00          400.00           0.00
IPSO ONSITE ASSIST     0375-WMI       000        1                                 1         0.00        12500.00           0.00
1000VAUPS (120V) W/O   2403-516       012        1        5         1              1      3966.00          550.00          32.20
ALARM CONN DB25AMPH      24432        000        1                                 1        15.00            0.00           0.00
                                                                                      -----------       ---------      ------------
TOTAL                                                                                   133645.50        29444.48        1150.18


                           Purchase/Service Agreement


                CONTRACT 00205584162              ORDER 21546970                                    DATE 11/20/2000

                                                  CPS PROJECT CODE:  00SF1889

NETSCREEN TECHNOLOGIES INC.                       AVAYA INC.                                        AVAYA CONTRACT INFORMATION
350 OAKMEAD PKWY                                  2300 CAMINO RAMON                                 MICHELLE MCKENNA
SUNNYVALE             CA       94085              SAN RAMON               CA       94583            415-834-2920

TRANSACTION TYPE:     ___ PURCHASE     ___ PURCHASE-IN-PLACE     ___ POST WARRANTY SERVICE       ___ LICENSE FEE         PAGE 4 OF 5

                         PRICE
PRODUCT/SERVICE         ELEMENT    WARRANTY          POST WARRANTY         LIC.       PURCHASE PRICE/   INSTALLATION/ TOTAL MONTHLY
DESCRIPTION              CODE     TERM (MOS)    CVG*   TERM (YRS)   CVG*   FEE   QTY   LICENSE FEE      ONE-TIME CHG   SRV CHARGE
---------------        ---------  ----------    ----   ----------   ----   ---   ---  --------------    ------------  -------------
120V BATT CAB W/CBGR     24453        012        1        1         1              1      4850.00           80.00          40.00
G1 SHIP LOOSE          X600-SHL       012        1                                 1         0.00            0.00           0.00
CVCMS 25/50/75 KAS     1208-SES       012        3                           X     1      4326.00          200.00           0.00
CMS U5 LITE 50 A RTU   1208-950       012        1        1         1        X     1      8610.00         2145.00           0.00
CVOMS U5 HDW           1208-9HK       012        1        1         1        X     1      7000.00            0.00           0.00
CV LITE VB U5 MEDIA      12112        012        1        1         1              1      1000.00            0.00         495.00
INTFACE SCSI NT CARD     12168        012        1        1         1              1       927.00          350.00          40.00
NO MATERIAL            X600-AAP       000        1                                 1         0.00            0.00           0.00
CVCMS VB DOC HC & CD   1208-9CN       000        1                           X     1       522.90            0.00           0.00
NON CVA DSGN/INTGRTS   0424-046       000        1                             18540         0.00        18540.00           0.00
REM ACT NWRK PRTR      0424-NWP       000        1                                 1         0.00         2600.00           0.00
G3 MAINT STA & TRKS    1264-MS8       012        1                           X     1         0.00           60.00           0.00
SUPRA MONO VT          3122-040       012        3                                39      3978.00            0.00           0.00
PROP SVC-VR-ADL AIS    0390-3EX       000        1                              9000         0.00         9000.00           0.00
PROVISION ASSOC CON    0700-CON       000        1                              5000         0.00         5000.00           0.00
PWR UPS 2000VA         2403-760       012        1                                 1      1785.00          370.00           0.00
CP-TN799C                63399        012        1                                 1       750.00          160.00           0.00
CALLMASTER VI          8315-C10       012        1        5         1              1       504.70           66.00           2.07
                                                                                      -----------       ---------      ------------
SUBTOTAL                                                                                 34253.60        38571.00         577.07

                      Purchase/Service Agreement - Reports

                CONTRACT 00205584162              ORDER 21546970                                    DATE 11/20/2000

                                                  CPS PROJECT CODE:  00SF1889

NETSCREEN TECHNOLOGIES INC.                       AVAYA INC.                                        AVAYA CONTRACT INFORMATION
350 OAKMEAD PKWY                                  2300 CAMINO RAMON                                 MICHELLE MCKENNA
SUNNYVALE             CA       94085              SAN RAMON               CA       94583            415-834-2920

                                                                                                                         PAGE 5 OF 5
------------------------------------------------------------------------------------------------------------------------------------

PURSUANT TO NETSCREEN'S REQUEST, THIS PROJECT WILL BE INSTALLED IN TWO PHASES. NETSCREEN WILL BE BILLED FOR PHASE 1 AFTER INSTALLATION OF PHASE 1 IS COMPLETE, ON TERMS NET 30 DAYS. LIKEWISE, NETSCREEN WILL BE BILLED FOR PHASE 2 AFTER INSTALLATION OF PHASE 2 IS COMPLETE. THE WARRANTY PERIOD BEGINS ON THE IN-SERVICE DATE OF EACH PHASE. THE PRICING PROPOSED ON CTI INTEGRATION, INTERNET CALL CENTER, AND THE REMOTE MAX WILL BE EXTENDED FOR 180 DAYS FROM TODAY'S DATE BUT CANNOT BE GUARANTEED, IF INSTALLATION IS NOT COMPLETE BY THAT DATE.

**POST WARRANTY SERVICE COMMENCES UPON EXPIRATION OF WARRANTY.

THE CHANGE CONTROL, DELIVERY AND IN-SERVICE DATES WILL BE NEGOTIATED WITHIN A MUTUALLY AGREEABLE TIMEFRAME BASED ON YOUR REQUIREMENTS AND THE AVAILABILITY OF AVAYA INC.'S RESOURCES.

*IF YOU ELECT TO FINANCE THIS TRANSACTION THROUGH AN AVAYA, INC. APPROVED THIRD PARTY LESSOR, THE PROGRESS PAYMENT SHOWN ON THIS DOCUMENT WILL BE WAIVED.

YOU WILL BE RESPONSIBLE FOR PROVIDING A SEPARATE DEDICATED ACCESS LINE DURING AVAYA INC.'S WARRANTY AND SERVICE AGREEMENT COVERAGE PERIODS FOR REMOTE SUPPORT OF THE DEFINITY SYSTEM BEING PURCHASED UNDER THIS AGREEMENT.

SEE ATTACHMENT `A' ADDENDUM FOR SOFTWARE PERMISSIONS TO MAINTAIN STATIONS AND TRUNKS.

                                  AMENDMENT TO
                           PURCHASE/SERVICE AGREEMENT
                                     BETWEEN
                                   AVAYA INC.
                                       AND
                          NETSCREEN TECHNOLOGIES, INC.


Avaya Inc., and you, the Customer, hereby agree to amend and modify the Purchase/Service Agreement between the parties dated November 21, 2000 as follows:

Section 15, Subsection A(3) (EXCLUSIVE REMEDIES AND LIMITATIONS OF LIABILITY) is hereby deleted in its entirety and replaced with the following:

15.A(3) For delays in the in-service date, Avaya agrees to pay you, as fixed and liquidated damages and in lieu of all other damages, the sum of $500.00 for each calendar day of delay commencing on the 24th day of January, 2001 and continuing for a maximum of up to fifteen (15) days thereafter, provided, however, that Avaya shall not be liable for such damages:

         (a) unless you have either paid to Avaya the required advance payment of $230,021.76, or you have received an unconditional approval of financing of this equipment purchase by Avaya Financial Services, on or before November 22, 2000;

         (b) unless Avaya is granted access to the said premises on or before December 18, 2000;

         (c) if there are any changes to the configuration of the equipment order herein;

         (d) if the delay is caused by matters beyond the control of Avaya, including those specified in Section 19 of this Agreement (force majeure); or

         (e) if the delay was not caused solely and directly by Avaya's failure to perform.

Netscreen Technologies                                                    Page 4
November 21, 2000


The general terms and conditions of this proposal are accepted and agreed to this 21st day of November, 2000.

Thirty-six month True Lease with six advance payments

Signature:  /s/ Peter Kent
            --------------------------------------------------

Name:                 Peter Kent
       -------------------------------------------------------

Title:                     CFO
        ------------------------------------------------------

                              TERMS AND CONDITIONS

Avaya Inc. ("Avaya") and you, the Customer, agree that the following terms and conditions will govern your order for equipment and software ("Products") and installation, warranty and post-warranty services and related services ("Services") listed on the front of this Agreement. This Agreement may contain additional pages and covers Products and Services for use only in the United States.

1. CONTRACT PERIOD - This Agreement shall be effective from the date of Avaya's written acceptance until terminated as set forth in Section 17 of this Agreement. If you order post-warranty service it will commence on the expiration of the applicable Avaya warranty period and will be provided for an initial term as specified on the front of this Agreement. Post-warranty service shall be automatically renewed for successive one (1) year-terms at the charges and under the terms and conditions applicable to Avaya's standard one (1) year service agreement at the time of renewal, unless either party gives the other written notice of its intent not to renew at least thirty (30) days prior to the expiration of any initial or renewal term. Avaya can also notify you ninety (90) days in advance of the time of renewal that Service for specific Products covered under this Agreement will not be renewed.

2. ORDERS - A. Avaya's acceptance of this Agreement is subject to credit approval and to the remittance of an advance payment, progress payments, or other form of security which may be specified by Avaya. Terms and conditions on any non-Avaya form shall not apply. B. The Customer Contract Return Date is the date Avaya must receive from you an executed copy of this Agreement and any required payment(s). If this date is not met, Avaya may reschedule the Delivery Date and/or In-Service Date and Avaya may change the prices specified on the front of this Agreement. C. When applicable, Avaya and you will agree upon all dates and activities required to meet the scheduled Delivery Date for Customer-installed Products, or the scheduled In-Service Date for Avaya-installed Products, and complete the Project Milestone and Responsibilities document, which document is incorporated by reference into this Agreement. The installation responsibilities of each party with respect to this Agreement are described in the Avaya Service Offerings and Support Plans ("SOSP") document, which is incorporated by reference into this Agreement.
D. The terms and conditions of this Agreement, at the time the order is accepted by Avaya, will govern orders for modifications or additions to the Products acquired hereunder placed after the Delivery Date or In-Service Date (as applicable).

3. CHANGE CONTROL DATE - The Change Control Date ("CCD") is the last date Avaya will accept changes to the Products ordered for delivery on the Delivery Date for Customer-installed Products or for installation on the In-Service Date for Avaya-installed Products. The CCD is the date Avaya accepts this Agreement, unless a different date is shown on the front of this Agreement or on the Project Milestones and Responsibilities document, when applicable. Changes to the original order received by Avaya prior to the CCD will be reflected on a Change Order Form (which is included as Exhibit C in the SOSP) and must be approved in writing by authorized representatives of both parties. Changes received and accepted by Avaya after the CCD will be treated as separate orders and will be delivered after the Delivery Date for Customer-installed Products or will be installed after the In-Service Date for Avaya-installed Products. The CCD for subsequently placed orders for modifications or additions will be the date Avaya accepts that order. All orders for modifications or additions to the Products acquired hereunder will be governed by the terms and conditions of this Agreement.

4. CUSTOMER-INSTALLED PRODUCTS - A. The ("Delivery Date") is the date Avaya delivers the Products to you. B. Avaya will make reasonable accommodations if you request a delay in the original Delivery Date if you give Avaya written notice prior to the CCD. If you give notice of a request for a delay in the original Delivery Date after the CCD, request more than one delay in the Delivery Date prior to the CCD, or cause a delay in the Delivery Date as a result of your failure to meet your obligations under this Agreement, Avaya may cancel the order and bill you for cancellation charges as set forth in Section 17. C. Shipping charges may be adjusted if you change the location for delivery.

5. AVAYA-INSTALLED PRODUCTS - A. For Avaya-installed Products, the ("In-Service Date") is the date Avaya notifies you that the Products are installed in good working order in accordance with Avaya's standard specifications or documentation accompanying the Product (collectively the "Documentation").
B. Avaya will make reasonable accommodations if you request a delay in the original In-Service Date, if you give Avaya written notice prior to the CCD. If you give notice of a request for delay in the original In-Service Date after the CCD, request more than one delay in the In-Service Date prior to the CCD, or cause a delay in the In-Service Date as a result of your failure to meet your obligations under this Agreement (e.g., Section 5.C.), Avaya may: (i) ship the Products and commence billing, in which case installation will be rescheduled at a mutually agreeable time and additional installation charges may apply; or (ii) cancel the order and bill you for cancellation charges as set forth in Section
17. C. You are responsible for notifying Avaya of the presence of any hazardous material (e.g., asbestos) on your premises prior to the commencement of any Services. You are also responsible for removal of any such hazardous material or correction of any hazardous condition that affects Avaya's performance of Services. Services will be delayed until you remove or correct the hazardous condition; Avaya shall not be liable to you as a result of such delays. D. For Avaya-installed Products, Avaya may, at its option, perform a site survey to identify your specific installation requirements. If the site survey can not be performed prior to the execution of this Agreement, it will be scheduled and conducted as soon as your facilities are available. Upon completion of the site survey, Avaya will identify and communicate to you any additional charges that may apply. If the additional charges identified during the site survey exceed five percent (5%) of the total purchase price listed on the front of this Agreement you may cancel the Agreement without incurring cancellation charges if you notify Avaya in writing within ten (10) days of your receipt of the notice from Avaya of the additional charges. E. Installation and shipping charges may be adjusted if you change the installation location.

6. WARRANTY - A. Avaya warrants that during the warranty period the Products will operate in accordance with the Documentation. If a Product does not operate in accordance with the Documentation during the warranty period, you must promptly notify Avaya. Avaya, at its option, will either repair or replace that Product without charge. You have the right as your exclusive remedy, to return that Product for a refund of the purchase price or license fee if Avaya is unable to repair or replace the Product. B. The warranty period shall be specified on the front of this Agreement and shall begin on the Delivery Date for Customer-installed Products or on the In-Service Date for Avaya-installed Products. Avaya's standard warranty period will apply if none is specified.

7. WARRANTY/POST-WARRANTY SERVICE EXCLUSIONS - A. EXCEPT AS STATED IN SECTION 6, AVAYA, ITS SUBSIDIARIES AND THEIR AFFILIATES, SUBCONTRACTORS AND SUPPLIERS, MAKE NO WARRANTIES, EXPRESS OR IMPLIED, AND SPECIFICALLY DISCLAIM ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. B. The warranty provided in
Section 6 and post-warranty service do not cover repair for damages, malfunctions, or performance characteristics caused by: (1) use of non-Avaya furnished equipment, software, or facilities with the Products; (2) your failure to follow Avaya's installation, operation or maintenance instructions, including your failure to permit Avaya timely remote access to your Products; (3) failure or malfunction of equipment, software, or facilities not serviced by Avaya; (4) actions of non-Avaya personnel; or (5) force majeure conditions as stated in
Section 19. Avaya does not warrant uninterrupted or error free operation of the Products. In addition, Avaya is not obligated to provide warranty or post-warranty service if you modify the Products. If you request, Avaya may perform repair or other services not covered by this Agreement to your Avaya Products at Avaya's standard rates for such service.

C. Although Products are designed to be reasonably secure, Avaya makes no express or implied warranty that Products are immune from or prevent fraudulent intrusion, unauthorized use or disclosure or loss of proprietary information. Certain Software features, is purchased, such as Password Reset, Conference Mailbox, Skip Password and Monitor Mailbox, when enabled, could be improperly used in violation of privacy laws. By ordering Products with these features, or separately ordering such features, you assume all responsibility for assuring their proper and lawful use. D. You agree to notify Avaya prior to moving a Product. Additional charges may apply if Avaya incurs additional costs in providing warranty or post-warranty services as a result of a move of a Product.
E. If the Product supports Telephony over Transmission Control Protocol/Internet Protocol (TCP/IP) facilities, you may experience certain compromises in performance, reliability and security even when the Product performs as warranted. These compromises may become more acute if you fail to follow Avaya's recommendations for configuration, operation and use of the Product. YOU ACKNOWLEDGE THAT YOU ARE AWARE OF THESE RISKS AND THAT YOU HAVE DETERMINED THEY ARE ACCEPTABLE FOR YOUR APPLICATION OF THE PRODUCT. YOU ALSO ACKNOWLEDGE THAT, UNLESS EXPRESSLY PROVIDED IN ANOTHER AGREEMENT, YOU ARE SOLELY RESPONSIBLE FOR
(1) ENSURING THAT YOUR NETWORKS AND SYSTEMS ARE ADEQUATELY SECURED AGAINST UNAUTHORIZED INTRUSION, AND (2) BACKING UP YOUR DATA AND FILES.

8. POST-WARRANTY SERVICE - A. Post-warranty service includes preventive maintenance as deemed appropriate by Avaya and remedial maintenance, including replacement parts required for Products used under normal operating conditions.
B. If you subsequently purchase products ("Added Products") from Avaya or a third party and co-locate those products with the existing ones, those Added Products will be automatically covered under this Agreement. For Added Products purchased from Avaya or an authorized Avaya reseller, post-warranty service coverage will be effective upon Avaya's warranty expiration. Added Products purchased from a party other than Avaya or an authorized Avaya reseller, are subject to certification by Avaya at Avaya's then current rates for such certification; post-warranty service coverage will be effective immediately after Avaya certifies the Added Products. Charges for Added Products will be at the then current rate, and coverage will be coterminous with the coverage for the existing Products.

9. WARRANTY AND POST-WARRANTY COVERAGE AND SUPPORT - A. PURCHASED OR REPLACEMENT PARTS AND PRODUCTS MAY BE NEW, REMANUFACTURED OR REFURBISHED. Any removed parts and/or Products will become the property of Avaya. B. Warranty and post-warranty service coverage will be in accordance with the option(s) you have selected as listed on the front of this Agreement. Avaya's standard warranty and post-warranty coverage will apply if none is specified. Avaya's warranty and post-warranty service coverage options including Avaya's Year 2000 Compliance Commitment, and your responsibilities, are described in the SOSP. C. If you have ordered post-warranty service, during Avaya's warranty and post-warranty service periods. Avaya is responsible for damage (excluding loss or corruption of data records) to your voice Products (e.g., DEFINITY'ECS, and intuity *AUDIX* systems but not any data or video products) from power surges as long as you have installed to the Products and the electrical protection which complies with the National Electrical Code, any applicable local standards, and any Avaya-specified site requirements. A pending or active Avaya post-warranty service agreement is a prerequisite for this power surge coverage. D. Avaya may, at its discretion, electronically monitor your system for the sole purpose of collecting and recording the configuration of and the number and kinds of products in your system. Such monitoring will serve three (3) principal purposes: (1) the information will permit more accurate remote diagnostics and corrective actions, (2) the information will be used once a year, before the renewal date of any Service Agreement, or the annual anniversary date of a multi-year Agreement, to determine applicable charges; (3) the information will verify compliance with the Software License as set forth in Section 14. Products identified in the annual data collection will be treated as Added Products under
Section 8.B. You will cooperate with Avaya in such data collection, including making remote access available to Avaya for this purpose.

10. PRICE AND PAYMENT - A. Avaya will Invoice recurring charges in advance and will invoice nonrecurring charges no sooner than the Delivery Date for Customer-installed Products or the In-Service Date for Avaya-installed Products, whichever is applicable, or in the case of remotely enabled Software, and enablement of such Software, unless Avaya renders an invoice sooner pursuant to Sections 2.A., or 5.B. Except for payments due under Section 2.A., payment of invoices is due within thirty, (30) days from the invoice date. Delinquent payments on any undisputed balance are subject to a late payment charge of the lower of one and one half percent (1.5%) per month ___ thereof, or the maximum amount allowed by law. Restrictive endorsements or other statements on checks ___ apply. You agree to reimburse Avaya for reasonable attorneys' fees and any other costs associated with ________ delinquent payments. B. You shall pay taxes levied upon the sale, transfer of ownership, installation, license or use of Products or Services unless you provide Avaya with a tax exemption certificate. Excluded are taxes on Avaya's net income. C. You shall pay all shipping, handling, rigging and other destination charges.

11. TITLE/RISK OF LOSS - Title and risk of loss for Customer-installed equipment shall pass to you on the Delivery Date. Title to Avaya-installed equipment shall pass to you on the In-Service Date; risk of loss shall pass to you on the Delivery Date. Title and risk of loss for equipment previously used under a Avaya Term Plan or equivalent shall pass to you at the time the agreement to purchase is accepted by Avaya.

12. SECURITY INTEREST - Avaya or its assignee shall have a purchase money security interest in the Products to secure payment of the purchase price and any installation charges until they are paid in full. You agree to execute and deliver all documents requested by Avaya to protect and maintain Avaya's security interests. You appoint Avaya as your agent to sign and file a financing statement to perfect Avaya's security interest.

13. PATENT AND COPYRIGHT INDEMNITY - A. Avaya will defend or settle, at its own expense, any claim or suit against you alleging that any Avaya Products furnished under this Agreement infringe any United States patent or copyright. Avaya will also pay all damages and costs that by final judgment may be assessed against you due to such infringement. Avaya's obligation is expressly conditioned upon the following: (1) you shall promptly notify Avaya in writing of such claim or suit; (2) Avaya shall have sole control of the defense or settlement of such claim or suit; (3) you shall cooperate with Avaya in a reasonable way to facilitate the settlement or defense of such claim or suit; and (4) the claim or suit does not arise from your modifications, or from use or combinations of Products provided by Avaya with products provided by you or others. B. If any Avaya Products become, or in Avaya's opinion are likely to become, the subject of an infringement suit, Avaya will, at its option: (1) procure for you the right to continue using the applicable Products; (2) replace or modify the Products to provide you with a non-infringing product that is functionally equivalent in all material respects; or (3) refund the purchase or one-time software license fee less a reasonable allowance for use.

14. SOFTWARE LICENSE - A. Avaya grants you a personal, non-transferable and non-exclusive right to use, in object code form, all software and related documentation furnished under this Agreement. Title to and ownership of all software shall remain with Avaya or its suppliers. This grant shall be limited to use with the equipment for which the software was obtained or, on a temporary basis, on back-up equipment when the original equipment is inoperable. Use of software on multiple processors is prohibited unless otherwise agreed to in writing by Avaya. You will refrain from taking any steps, such reverse assembly or reverse compilation, to derive a source code equivalent of the software or to develop other software. You will not enable or attempt to permit any third party to enable software features or capacity (e.g., additional storage hours, ports or mailboxes) which Avaya licenses as separate products without Avaya's prior written consent. You will use your best efforts to ensure that your employees and users of all software licensed under this Agreement comply with these terms and conditions. B. You may make a single archive copy of software. Any such copy must contain the same copyright notice and proprietary markings that the original software contains. Use of software on any equipment other than that for which it was obtained removal of software from the United States, or any other material breach of the software license shall immediately and automatically terminate this license. C. If the terms of this Agreement differ from the terms of any license agreement packaged with software, the terms of the license agreement in the packaged software shall govern. D. If the equipment purchased hereunder is sold or assigned to another party Avaya requires that the new owner or assigned execute a new software license and pay the then current software license fee, if any Upon written request, Avaya will grant the new owner or assignee of the equipment the right to use any related software, provided the new owner or assignee agrees, in writing, to Avaya's terms and conditions and pays Avaya's then current software license fee. If the new owner or assignee of the equipment refuses to execute a new software license agreement or pay the applicable software license fee, or if the equipment is no longer to be used by you, you shall either return the software, together with any copies, or destroy the software and all copies, and provide Avaya with prompt written notice of such destruction.

15. EXCLUSIVE REMEDIES AND LIMITATIONS OF LIABILITY - A. THE ENTIRE LIABILITY OF AVAYA AND ITS SUBSIDIARIES, AFFILIATES AND SUBCONTRACTORS, (AND THE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS REPRESENTATIVES, SUBCONTRACTORS AND SUPPLIERS OF ALL OF THEM) AND YOUR EXCLUSIVE REMEDIES FOR ANY DAMAGES CAUSED BY ANY PRODUCT DEFECT OR FAILURE, OR ARISING FROM THE PERFORMANCE OF NON-PERFORMANCE OF ANY WORK OR SERVICE, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT TORT INCLUDING NEGLIGENCE, STRICT LIABILITY OR OTHERWISE, SHALL BE: (1) FOR INFRINGEMENT, THE REMEDIES STATED IN SECTION 13; (2) FOR FAILURE OF PRODUCTS DURING THE WARRANTY PERIOD, THE REMEDIES STATED IN SECTION 6; (3) FOR DELAYS IN THE DELIVERY OR IN-SERVICE DATE, WHICHEVER IS APPLICABLE, AVAYA SHALL HAVE NO LIABILITY UNLESS THE DELIVERY OR IN-SERVICE DATE IS DELAYED BY MORE THAN THIRTY
(30) DAYS BY CAUSES NOT ATTRIBUTABLE TO EITHER YOU OR FORCE MAJEURE CONDITIONS, IN WHICH CASE YOUR SOLE REMEDY SHALL BE TO CANCEL THE ORDER WITHOUT INCURRING CANCELLATION CHARGES; (4) FOR AVAYA'S FAILURE TO PERFORM ANY OTHER MATERIAL TERM OF THIS AGREEMENT (E.G., AVAYA'S POST-WARRANTY SERVICE OBLIGATIONS), YOUR SOLE REMEDY SHALL BE TO TERMINATE THIS AGREEMENT WITHOUT INCURRING CANCELLATION CHARGES IF AVAYA FAILS TO CORRECT SUCH FAILURE WITHIN THIRTY (30) DAYS OF RECEIPT OF YOUR WRITTEN NOTICE; (5) FOR DAMAGES TO REAL OR TANGIBLE PERSONAL PROPERTY OR FOR BODILY INJURY OR DEATH TO ANY PERSON FOR WHICH AVAYA'S SOLE NEGLIGENCE WAS THE PROXIMATE CAUSE, YOUR RIGHT TO PROVEN DAMAGES TO PROPERTY OR PERSON AND (6) FOR CLAIMS OTHER THAN SET FORTH ABOVE, AVAYA'S LIABILITY SHALL BE LIMITED TO PROVEN DIRECT DAMAGES IN AN AMOUNT NOT TO EXCEED THE PURCHASE PRICE OF THE PRODUCT OR SERVICE GIVING RISE TO THE LIABILITY OR $100,000, WHICHEVER IS LESS. B. EXCEPT TO THE EXTENT PROVIDED IN SUBSECTION 15.A.(5), AVAYA SHALL NOT BE LIABLE FOR THE FOLLOWING TYPES OF DAMAGES: (1) INDIRECT OR INCIDENTAL DAMAGES, (2) SPECIAL OR CONSEQUENTIAL DAMAGES; INCLUDING BUT NOT LIMITED TO:
LOST PROFITS, SAVINGS OR REVENUES OF ANY KIND, LOST, CORRUPTED, MISDIRECTED OR MISAPPROPRIATED DATA OR MESSAGES; AND CHARGES FOR COMMON CARRIER TELECOMMUNICATION SERVICE OR FACILITIES ACCESSED THROUGH OR CONNECTED TO PRODUCTS ("TOLL FRAUD"). AVAYA SHALL NOT BE LIABLE FOR THE TYPES OF DAMAGES ENUMERATED ABOVE WHETHER OR NOT AVAYA HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THIS PARAGRAPH SHALL SURVIVE THE FAILURE OF ANY EXCLUSIVE REMEDY.

16. THIRD PARTY PRODUCTS - The decision to acquire or use hardware software (in any form), networks, supplies facilities or services from parties other than Avaya ("Third Party Products") is yours, even if Avaya helps you identify, evaluate or select them. EXCEPT AS SPECIFICALLY AGREED TO IN WRITING, AVAYA IS NOT RESPONSIBLE FOR, AND EXPRESSLY DISCLAIMS LIABILITY FOR,

PERFORMANCE OR QUALITY OF THIRD PARTY PRODUCTS OR THEIR SUPPLIERS AND THEIR FAILURE TO MEET YOUR EXPECTATIONS WILL NOT AFFECT YOUR OBLIGATIONS To AVAYA; any claim that you have in connection with the Third Party Products and any remedies for such claim will be against the supplier of such Third Party Products.

17. CANCELLATION/TERMINATION - A. If you cancel the whole or a substantial portion of a Product order after this Agreement is signed but prior to the CCD, you will pay a fee equal to ten percent (10%) of the purchase price license fee for the canceled Products. If you cancel an order in whole or part after the CCD but before installation has begun, or enablement of remotely enabled software, you will pay a fee equal to twenty percent (20%) of the purchase price/license fee for the canceled Products plus all incurred shipping costs. If you cancel after installation has begun, you will pay the full purchase price and/or license fee, shipping charges and installation charges to the cancellation date.
B. Prior to the commencement of post-warranty service, you may cancel coverage and receive a full refund of any prepaid amount. After commencement of any initial or renewal term of post-warranty service, you may terminate Service coverage upon thirty (30) days written notice. If you provide notice of you intent to terminate during the first thirty (30) days of coverage, you will only be responsible for the charges for the period of coverage up until the effective date of termination. After the first thirty (30) days of coverage, you may provide notice to terminate the Agreement subject to a termination charge equal to the monthly charges for twelve (12) months or the period remaining, whichever is less. For prepaid agreements, Avaya will refund or credit the pro rate price of the remaining term less the applicable termination charge. C. Except for Avaya's termination rights as stated in Section 14.B., if you fail to perform any material term or conditions of this Agreement (e.g., fail to pay any charge when due) and such failure continues for thirty (30) days after receipt of written notice, you shall be in default and Avaya may terminate this Agreement and exercise any available rights. Upon termination by Avaya, you shall be liable for cancellation and/or termination charges and any other applicable charges.

18. DISPUTES - A. Any controversy or claim, whether based on contract, tort, strict liability, fraud, misrepresentation or any other legal theory related directly or indirectly to this Agreement ("Dispute") shall be resolved solely in accordance with the terms of this Section 18. B. If a Dispute arises, the parties will endeavor to resolve the Dispute through good faith negotiation within forty-five (45) days of notification of the Dispute. If the Dispute cannot be settled through good faith negotiation, Avaya and you will submit the Dispute to nonbonding mediation conducted by the American Arbitration Association ("AAA") or any other mutually acceptable alternate dispute resolution organization. Each party shall bear its own expenses but those related to the compensation of the mediator shall be borne equally. The parties, their representatives, other participants and the mediator or (and arbitrator, if any) shall hold the existence, content and result of mediation in confidence. If the Dispute is not resolved through mediation, claims may be brought in a state or federal court ___ competent jurisdiction or resolved through binding arbitration. C. Any Dispute you have against Avaya with respect to this Agreement must be brought in accordance with this Section 18 within two (2) years after the cause of action arises.

19. FORCE MAJEURE - Avaya shall have no liability for delays, failure in performance or damages due to: fire explosion, power failures, pest damage, lightning or power surges (except as provided in Section 9.C.), strikes of labor disputes, water, acts of God, the elements, war, civil disturbances, acts of civil or military authorities or the public enemy, inability to secure raw materials, transportation facilities, fuel or energy shortages, performance or availability of communications services or network facilities, unauthorized use of the Products, or other causes beyond Avaya's control whether or not similar to the foregoing.

20. ASSIGNMENT - Neither party may assign this Agreement without the prior written consent of the other party; which consent shall not be unreasonably withheld. However, Avaya may assign this Agreement to present or future affiliate, subsidiary, successor or distributor or may assign its right to receive payment without your consent. Notwithstanding the foregoing, any assignment of software shall be governed exclusively by Section 14.D., above.

21. SUBCONTRACTING - Avaya may subcontract work to be performed under this Agreement, but shall retain responsibility for the work.

22. GENERAL - A. Any supplement, modification or waiver of any provision of this Agreement must be in writing and signed by authorized representatives of both parties. B. If either party fails to enforce any right or remedy available under this Agreement, that failure shall not be construed as a waiver of any right or remedy with respect to any other breach or failure by the other party. C. You certify that the Products acquired hereunder are intended for your use in the ordinary course of your business and not for the purpose of resale. D. This Agreement shall be governed by the local laws (as opposed to the conflict of law provisions) of the State of New Jersey. E. THIS AGREEMENT, THE PROJECT MILESTONES AND RESPONSIBILITIES DOCUMENT, WHEN APPLICABLE, AND THE SOSP IS THE ENTIRE AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE PRODUCTS AND SERVICES PROVIDED HEREUNDER AND SUPERSEDES ALL PRIOR AGREEMENTS, PROPOSALS, COMMUNICATIONS BETWEEN THE PARTIES AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL. YOUR SIGNATURE BELOW ACKNOWLEDGES THAT YOU HAVE RECEIVED AND READ THE ABOVE TERMS AND CONDITIONS.

                                 ATTACHMENT `A'

                     ADDENDUM TO PURCHASE/SERVICE AGREEMENT

                            CONTRACT NO. CA110002861

                   FOR AVAYA SOFTWARE PERMISSIONS TO MAINTAIN
                               STATIONS AND TRUNKS

Avaya Inc. ("Avaya") and you, NetScreen Technologies, Inc., agree that this Addendum amends, and to the extent it differs, modifies the above referenced Agreement ("Agreement").

Add the following new Section:

I.       STATIONS AND TRUNKS MAINTENANCE RIGHT TO USE

A. As part of your Agreement, Avaya agrees to provide you, for a one time installation charge of $60.00, a personal, non-transferable and non-exclusive right to use the Avaya Software Permissions to Maintain Stations and Trunks.

B. Use of this software is governed by the terms of the software license and the patent and copyright indemnity sections in the above referenced Agreement.

C. Upon the termination of your Avaya Service Agreement, you agree to allow Avaya either remote access to your system, or access to your premises if your remote access line has been disconnected, to de-activate the Avaya Software Permissions to Maintain Stations and Trunks. You will continue to be billed the monthly charges for your Service Agreement until Avaya has been allowed access to de-activate these Permissions. If you choose to, you may continue your right to use the Avaya Software Permissions to Maintain Stations and Trunks, by signing Avaya's terms and conditions for the Maintenance Assist Offer and paying Avaya's then current charges for such Maintenance Assist Offer.

Except as modified above, all other terms and conditions of the above referenced Agreement shall remain in full force and effect.

NetScreen Technologies, Inc.              Avaya, Inc.

/s/ Benshad Beheshti                      /s/ Illegible
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Director of Information Technology        (left blank)
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November 21, 2000                         (left blank)
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